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                         Consent of Ernst & Young LLP



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 1996, with respect to the financial statements of Niagara Envelope Company, Inc. included in the Registration Statement (Form S-1 No. 333-3006) and related Prospectus of American Pad and Paper Company of Delaware, Inc. for the exchange of its 13% Senior Subordinated Notes due 2005.


Buffalo, New York                               /s/ Ernst & Young LLP
June 21, 1996                                   ---------------------------